                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


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                            Consumers Energy Company
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                (Name of Registrant As Specified In Its Charter)

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                            [CONSUMERS ENERGY LOGO]

                            CONSUMERS ENERGY COMPANY
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 2005

To the Shareholders of Consumers Energy Company:

The annual meeting of shareholders of Consumers Energy Company ("Consumers") will be held on Friday, the 20th day of May 2005, at 9:00 A.M., Eastern Daylight Saving Time, at the corporate headquarters located at One Energy Plaza, Jackson, Michigan 49201. The purposes of the annual meeting are to:

    (1) Elect twelve members to Consumers' Board of Directors;

    (2) Ratify the appointment of an independent registered public accounting firm to audit Consumers' consolidated financial statements for the year ending December 31, 2005; and

    (3) Transact such other business as may properly come before the annual meeting.

The Consumers annual report to shareholders for the year 2004, including consolidated financial statements, previously has been furnished to you.

The Board of Directors has set March 31, 2005 as the record date for our annual meeting. Shareholders are invited to attend our annual meeting. WE ARE NOT ASKING YOU FOR A PROXY.

                                         By Order of the Board of Directors

                                         Michael D. VanHemert
                                         Corporate Secretary

Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

April 18, 2005

                             INFORMATION STATEMENT

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                                  INTRODUCTION

This Information Statement is furnished by the Board of Directors of Consumers Energy Company ("Consumers") in connection with the annual meeting of shareholders to be held on May 20, 2005.

As of December 31, 2004, Consumers' outstanding common stock ($10 par value) and preferred stock ($100 par value) consisted of 84,108,789 shares of common stock held by CMS Energy Corporation ("CMS") and 441,599 shares of preferred stock held by the public (except the directors' holdings noted below). Holders of preferred and common stock are entitled to one vote for each share and shareholders have cumulative voting rights for the election of directors. That is, holders of preferred and common shares are entitled to cast as many votes as equal the number of shares held multiplied by the number of directors to be elected (twelve this year), and they may cast all of such votes for a single nominee or distribute them among any two or more nominees as they choose.

While all shareholders are cordially invited to attend the annual meeting, WE ARE NOT ASKING YOU FOR A PROXY. We have been advised that all 84,108,789 Consumers common shares held by CMS (99.5% of the Consumers shares entitled to vote) will be voted in favor of the proposed directors, thus assuring their election, as well as in favor of the other proposal(s) recommended by the Consumers' Board of Directors.

To the knowledge of management, no person or entity except CMS owns beneficially more than 5% of any class of Consumers' outstanding voting securities. Messrs. Holton, Parfet, Pierre, Smith, Way, Whipple, and Yasinsky each own 10 shares of the preferred stock of Consumers.

The determination of approval of corporate action by the shareholders is based on votes "for" and "against." Abstentions and broker non-votes are not counted as "against" votes but are counted in the determination of a quorum.

               INCORPORATION BY REFERENCE -- CMS PROXY STATEMENT

Please refer to the enclosed CMS proxy statement dated April 18, 2005 for information regarding the nominees for directors and the other proposal(s) being voted on by Consumers' shareholders, as well as the committees of the Board of Directors, compensation of directors and executive officers and various other 2004 information statement disclosures. This information appears beginning with the heading "CORPORATE GOVERNANCE" in the CMS proxy statement, and is incorporated by reference herein.

                        BOARD AND COMMITTEE INFORMATION

The Consumers' Board of Directors met 11 times during 2004. All incumbent directors attended or participated in 75% of the Consumers' Board and assigned committee meetings during 2004 except for Mr. William U. Parfet, who, because of unavoidable conflicts, attended 74% of such meetings. Our Corporate Governance Principles state the Board's expectation that all Board members attend all scheduled Board and Committee meetings, as well as the annual meeting of shareholders. All Board members attended the 2004 annual meeting of shareholders.